Exhibit 99.1
5321 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
First Quarter 2011 Operating Results
Baton Rouge, LA — May 4, 2011 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2011.
First Quarter Results
Lamar reported net revenues of $255.2 million for the first quarter of 2011 versus $244.1 million for the first quarter of 2010, a 4.5% increase. Operating income for the first quarter of 2011 was $25.6 million as compared to $10.8 million for the same period in 2010. There was a net loss of $13.2 million for the first quarter of 2011 compared to a net loss of $24.8 million for the first quarter of 2010.
Adjusted EBITDA, (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net loss at the end of this release) for the first quarter of 2011 was $95.2 million versus $90.8 million for the first quarter of 2010, a 4.8% increase.
Free cash flow (defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the first quarter of 2011 was $26.7 million as compared to $36.4 million for the same period in 2010, a decrease of 26.8%. The decrease in free cash flow for the first quarter of 2011 is a result of the Company’s $20.5 million increase in capital expenditures for the quarter over the comparable period in 2010.
Pro forma net revenue for the first quarter of 2011 increased 4.2% and pro forma Adjusted EBITDA increased 5.3% as compared to the first quarter of 2010. Pro forma net revenue and Adjusted EBITDA include adjustments to the 2010 period for acquisitions and divestitures for the same time frame as actually owned in the 2011 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Liquidity
As of March 31, 2011, Lamar had $272.8 million in total liquidity that consists of $240.4 available for borrowing under its revolving credit facility and $32.4 million in cash on hand.
Guidance
For the second quarter of 2011 the Company expects net revenue to be approximately $296 million. On a pro forma basis this represents an increase of approximately 3%.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the second quarter of 2011. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the length and severity of the current recession and the effect that it has on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) the regulation of the outdoor advertising industry; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and (8) other factors described in our filings with the Securities and Exchange Commission, including the risk factors in Item 1A of our 2010 Annual Report on Forms 10-K, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Measures
Adjusted EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.
Conference Call Information
A conference call will be held to discuss the Company’s operating results on Wednesday, May 4, 2011 at 8:30 a.m. central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-7226
Passcode:	68683765
Available through Monday, May 9, 2011 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Monday, May 9, 2011 at 11:59 p.m. eastern time
General Information
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 22 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended
	March 31,
	2011	2010
Net revenues	$255,202	$244,103

Operating expenses (income)
Direct advertising expenses	99,551	98,552
General and administrative expenses	49,353	44,760
Corporate expenses	11,133	10,022
Non-cash compensation	2,132	2,761
Depreciation and amortization	73,873	78,342
Gain on disposition of assets	(6,447)	(1,173)

	229,595	233,264

Operating income	25,607	10,839

Other expense (income)
Loss on extinguishment of debt	—	261
Interest income	(32)	(89)
Interest expense	43,620	49,330

	43,588	49,502

Loss before income tax	(17,981)	(38,663)
Income tax benefit	(4,741)	(13,836)

Net loss	(13,240)	(24,827)
Preferred stock dividends	91	91

Net loss applicable to common stock	$(13,331)	($24,918)

Earnings per share:
Basic and diluted loss per share	$(0.14)	$(0.27)

Weighted average common shares outstanding:
- basic	92,681,351	91,983,549
- diluted	93,157,052	92,498,159

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$95,165	$90,769
Interest, net	(39,054	(45,292)
Current tax expense	(534)	(611)
Preferred stock dividends	(91)	(91)
Total capital expenditures (1)	(28,813)	(8,341)

Free cash flow	$26,673	$36,434

(1) See the capital expenditures detail included below for a breakdown by category.

	March 31,	December 31,
	2011	2010
Selected Balance Sheet Data:
Cash and cash equivalents	32,441	91,679
Working capital	125,603	155,829
Total assets	3,577,463	3,648,961
Total debt (including current maturities)	2,356,580	2,409,140
Total stockholders’ equity	$806,097	$818,523

	Three months ended
	March 31,
	2011	2010
Other Data:
Cash flows provided by operating activities	$25,826	$7,651
Cash flows used in investing activities	28,335	8,042
Cash flows used in financing activities	57,005	79,131

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$25,826	$7,651
Changes in operating assets and liabilities	30,926	39,226
Total capital expenditures	(28,813)	(8,341)
Preferred stock dividends	(91)	(91)
Other	(1,175)	(2,011)

Free cash flow	$26,673	$36,434

Reconciliation of Adjusted EBITDA to Net loss:
Adjusted EBITDA	$95,165	$90,769
Less:
Non-cash compensation	2,132	2,761
Depreciation and amortization	73,873	78,342
Gain on disposition of assets	(6,447)	(1,173)

Operating Income	25,607	10,839

Less:
Loss on extinguishment of debt	—	261
Interest income	(32)	(89)
Interest expense	43,620	49,330
Income tax benefit	(4,741)	(13,836)

Net loss	$(13,240)	$(24,827)

	Three months ended
	March 31,
	2011	2010	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Net revenue	$255,202	$244,103	4.5%
Acquisitions and divestitures	—	910

Pro forma net revenue	$255,202	$245,013	4.2%

Direct advertising and G&A expenses	$148,904	$143,312	3.9%
Acquisitions and divestitures	—	1,299

Pro forma direct advertising and G&A expenses	$148,904	$144,611	3.0%

Outdoor operating income	$106,298	$100,791	5.5%
Acquisitions and divestitures	—	(389)

Pro forma outdoor operating income	$106,298	$100,402	5.9%

Corporate expenses	$11,133	$10,022	11.1%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$11,133	$10,022	11.1%

Adjusted EBITDA	$95,165	$90,769	4.8%
Acquisitions and divestitures	—	(389)

Pro forma Adjusted EBITDA	$95,165	$90,380	5.3%

(a) Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2010 for acquisitions and divestitures for the same time frame as actually owned in 2011.

	Three months ended
	March 31,
	2011	2010
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$106,298	$100,791
Less: Corporate expenses	11,133	10,022
Non-cash compensation	2,132	2,761
Depreciation and amortization	73,873	78,342
Plus: Gain on disposition of assets	6,447	1,173

Operating income	$25,607	$10,839

	Three months ended
	March 31,
	2011	2010
Capital expenditure detail by category
Billboards — traditional	$8,681	$1,636
Billboards — digital	8,433	1,733
Logo	2,158	2,087
Transit	208	636
Land and buildings	599	579
Operating equipment	8,734	1,670

Total capital expenditures	$28,813	$8,341